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Exhibit 23.01

Consent of Independent Auditors

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-61089) pertaining to the Caliber Learning Network, Inc. 1998 Stock Incentive Plan, of our report dated February 14, 2001 (except Note 16, as to which the date is March 26, 2001), with respect to the financial statements and schedule of Caliber Learning Network, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                      /s/ Ernst & Young LLP

Baltimore, Maryland
March 27, 2001

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Consent of Independent Auditors